EXHIBIT 10.01 LOAN AND SECURITY AGREEMENT


                            LOAN AND SECURITY AGREEMENT


                             Dated as of April 12, 1999


                                   by and between


                       HYCROFT RESOURCES & DEVELOPMENT, INC.
                                    as Borrower

                                     88-0211989
                             --------------------------
                          (Federal Tax ID No. of Borrower)


                                        and


                             FINOVA CAPITAL CORPORATION
                                     as Lender

                                     $1,500,000
                                   --------------
                                   Amount of Loan


                             --------------------------
                             --------------------------

                            COMMERCIAL EQUIPMENT FINANCE

                             --------------------------
                             --------------------------

                             LOAN AND SECURITY AGREEMENT


     AGREEMENT, dated as of April 12, 1999, by and between HYCROFT
RESOURCES & DEVELOPMENT, INC., a Nevada corporation ("BORROWER"), having a mailing address at P.O. Box 3030, Winnemucca, Nevada 89446; and FINOVA CAPITAL CORPORATION, a Delaware corporation ("LENDER"), having its principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004.


                                W I T N E S S E T H :

     WHEREAS, Borrower has requested Lender to make a loan to Borrower and Lender is willing to make such loan to Borrower upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     ARTICLE 1.   DEFINITIONS; CONSTRUCTION

     1.1  DEFINITIONS.

     In addition to other words and terms defined elsewhere in this Agreement (including the Schedule), as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "AGREEMENT" means this Loan and Security Agreement as amended, modified or supplemented from time to time.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New Jersey or Arizona.

     "CAPITAL EXPENDITURES" means any expenditure for fixed assets, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures.

     "CLOSING DATE" means the date on which the parties enter into this Agreement.

     "COLLATERAL" means all assets of Borrower in which Borrower has granted or will grant a Lien to Lender, pursuant to this Agreement or otherwise, including those assets described in Section 3.1 hereof.

     "CONSTITUENT DOCUMENTS" means the certificate of incorporation, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document pursuant to which Borrower and/or the Guarantors were organized or their affairs are governed.

     "DEFAULT" means an event which with notice or lapse of time, or both, would constitute an Event of Default.

     "DISBURSEMENT DATE" means the date on which all conditions to the Loan are satisfied by Borrower (which shall not be later than the Outside Date) and the Loan proceeds are disbursed to Borrower or to other Persons at Borrower's direction.

     "EQUIPMENT" means the mining equipment and other machinery, equipment and assets described on Schedule A to the Schedule.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" means any of the Events of Default described in
Section 7.1 hereof.

     "EXECUTIVE OFFICER" means the President, the Chief Executive Officer, or the Chief Financial Officer of Borrower elected from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

     "GUARANTY(IES)" means the unconditional Guaranties of the due payment and performance of all of the Obligations of Borrower to Lender, executed by each of the Guarantors, in form and substance satisfactory to Lender.

     "GUARANTOR(S)" means the "Guarantor(s)" defined on the Schedule.

     "INTEREST RATE" means the "Interest Rate" defined on the Schedule.

     "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or governmental agency.

     "LEGAL REQUIREMENTS" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower (or the ownership or use of the Collateral or its other assets) and/or the Guarantors, or this transaction.

     "LIEN" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

     "LOAN" has the meaning given to such term in Section 2.1 hereof.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranties, the Insurance Letter, the Environmental Certificate and any other agreements, instruments and documents required to be, or which are, executed by Borrower or the Guarantors in connection with this Agreement or the Loan (as the same may from time to time be amended, modified or supplemented).

     "MATURITY DATE" means the "Maturity Date" defined on the Schedule.

     "NOTE" means the promissory note of Borrower executed and delivered by Borrower under this Agreement, in substantially the form annexed hereto as Exhibit A with the blanks appropriately filled in.

     "OBLIGATIONS" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, whether now existing or hereafter arising, whether or not currently contemplated, howsoever arising, including, without limitation, all indebtedness, liabilities and obligations arising under, in connection with or evidenced by this Agreement, the Note, the other Loan Documents, or otherwise.

     "OFFICE", when used in connection with Lender, means its office located at 115 West Century Road, Paramus, New Jersey 07652, or such other office of Lender as may be designated in writing from time to time by Lender to Borrower.

     "OUTSIDE DATE" means the "Outside Date" defined on the Schedule.

     "PERSON" means an individual, corporation, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

     "PLAN" means any employee benefit plan which is covered by ERISA and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

     "PREMISES" means the "Premises" defined on the Schedule.

     "SCHEDULE" means the Schedule annexed to this Agreement and made a part hereof. The Schedule is an integral part of this Agreement. All references to "herein", "herewith", "hereunder" and "hereof" and words of similar import shall for all purposes be deemed to include the Schedule.

     "TERM" means the period beginning on the first payment date following the Disbursement Date and ending on the Maturity Date.

     "UCC" means the Uniform Commercial Code as adopted in the State of Arizona.

     1.2  GENERAL INTERPRETIVE PRINCIPLES.

     For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                 (i) any pronoun used shall be deemed to cover both gender forms as well as the neuter form;

                (ii) all references to the plural shall include the singular, the singular the plural and the part the whole;

               (iii) the word "or" has the inclusive meaning frequently identified by the phrase "and/or";

                (iv) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                 (v) the words "herein", "herewith", "hereunder" and "hereof" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                (vi) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                (vii) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (viii) the term "include" or "including" shall mean, without limitation, by reason of enumeration; and

                (ix) the term "satisfactory to Lender" or "satisfaction of Lender" or "satisfactory to counsel" or "satisfaction of counsel" or other similar terms means satisfactory to Lender or its counsel in its sole and absolute discretion.


     ARTICLE 2.   THE LOAN

     2.1  THE LOAN.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, including, without limitation, the fulfillment of each and every condition of lending, Lender agrees to make a Loan to Borrower in the principal amount set forth on the Schedule (the "Loan").

     2.2  USE OF PROCEEDS.

     The proceeds of the Loan shall be used by Borrower solely for the purposes set forth on the Schedule.

     2.3  THE NOTE.

     The obligation of Borrower to repay the Loan and to pay interest thereon shall be evidenced by the Note. The Note shall be dated the Closing Date and shall be executed by Borrower delivered to Lender on the Closing Date.

     2.4  DISBURSEMENT.

     Subject to the conditions set forth herein, Lender shall, on the Disbursement Date, credit, by wire transfer, the amount of the Loan to the account of Borrower or the Person or Persons specified in writing by Borrower.

     2.5  LOAN ACCOUNT.

     Lender shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all payments of principal thereof and all accruals and payments of interest thereon. The entries in the loan account (in the absence of manifest error in the making thereof) shall be conclusive evidence of the outstanding principal thereof and accrued interest thereon from time to time. Lender shall provide Borrower with statements of said account from time to time on request.

     2.6  INTEREST RATES.

          2.6.1 INTEREST PRIOR TO MATURITY. Prior to maturity (whether by acceleration or otherwise) the unpaid principal amount of the Loan shall bear interest at the Interest Rate.

          2.6.2 INTEREST AFTER MATURITY. Commencing with the day after the principal amount of any part of the Loan shall have become due and payable (by acceleration or otherwise), such part of the Loan or the entire Loan (as the case may be) shall bear interest at the daily rate of four percent (4%) per annum above the Interest Rate (the "Default Rate").

          2.6.3 MAXIMUM RATE. Lender and Borrower intend the Loan Documents to comply in all respects with all provisions of Law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of the Loan and applied to the installments in the inverse order of their maturities.

     2.7  PAYMENTS.

          2.7.1 TIME; PLACE; MANNER. All payments to be made in respect of principal, interest, or other amounts due from Borrower hereunder or under the Note shall become due at 12:00 o'clock noon, New Jersey time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to Lender in lawful money of the United States of America in immediately available funds.

          2.7.2 PAYMENTS OF PRINCIPAL AND INTEREST. The Loan, together with interest thereon shall be repaid by Borrower to Lender in the amounts and on the dates and as otherwise set forth on the Schedule.

          2.7.3 APPLICATION OF PAYMENTS. Each payment under this Agreement and the other Loan Documents shall be applied, first to fees, costs, expenses and charges, if any, owing to Lender, then to interest as may be due hereunder, and the balance of such payment shall be applied to the principal balance of the Loan.

          2.7.4 NET PAYMENTS. All payments hereunder and under the Note shall be made by Borrower to Lender without defense, set-off, claim or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents and on all payments to be made by Borrower hereunder and under the Note and the other Loan Documents (other than Lender's income taxes) and all taxes payable in connection with or related to the Collateral.

     2.8  PREPAYMENTS.

     The Loan may be prepaid only as set forth on the Schedule.

     2.9  ADMINISTRATIVE COSTS.

     If Borrower shall fail to make any payment of principal or interest within ten (10) days after the same is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amounts, but in no event greater than the maximum rate permitted by law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is solely to cover Lender's administrative costs occasioned by such delay.


     ARTICLE 3.   SECURITY

     3.1  SECURITY.

          3.1.1 As security for the full and timely payment and performance of all of the Obligations of Borrower to Lender, Borrower hereby assigns, pledges, transfers and sets over to Lender, and hereby agrees that Lender shall have, and hereby grants to and creates in favor of Lender, a first security interest under the UCC subject to no other Liens, in and to the following, in each case, whether now existing or hereafter arising, now owned or hereafter acquired, wherever located:

               (i) The mining equipment and other machinery, equipment and assets described on Schedule A; and

               (ii) All accessions and additions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.

          3.1.2 Provided no Default or Event of Default has occurred and is continuing, Borrower shall have the right, exercisable, upon not less than thirty (30) days written notice to Lender and not more than twice during each year of the Term, to sell any of the Equipment, provided, however, Borrower shall pay to Lender on the date of such sale in immediately available funds, that portion of the proceeds of such sale equal to the product of (x) the then outstanding principal balance of the Loan, times (y) the applicable percentage set forth on Schedule A to the Schedule opposite the item of Equipment being sold (the "Cash Collateral"). The Cash Collateral shall be retained by Lender in an interest-bearing account to secure the Obligations. As security for the full and timely payment and performance of all of the Obligations of Borrower to Lender, Borrower hereby grants to Lender a first security interest under the UCC in and to the Cash Collateral and all proceeds thereof. In such event, Borrower will execute and deliver a cash collateral security agreement in form and substance satisfactory to Lender. Borrower shall retain the balance of such sale proceeds and may use it for any lawful purpose. Upon receipt of the foregoing notice of sale from Borrower, Lender shall notify Borrower of the amount of the Cash Collateral to be remitted to Lender. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Lender shall have the option , in its sole discretion, at any time, to apply the Cash Collateral against the outstanding Obligations. Such payment shall be applied to the Obligations in any order Lender may chose. In such event, Borrower shall not be obligated to pay any prepayment fee.

     3.2  LENDER HAS RIGHTS AND REMEDIES OF A SECURED PARTY.

     In addition to all rights and remedies given to Lender by this Agreement, Lender shall have all the rights and remedies of a secured party under the UCC.

     3.3  ADDITIONAL PROVISIONS APPLICABLE TO THE COLLATERAL.

     The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

          3.3.1 Borrower covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned or acquired by it in accordance with GAAP.

          3.3.2 Lender shall have the right to review the books and records of Borrower pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times upon reasonable notice and as often as Lender may reasonably request.

          3.3.3 Borrower shall maintain and keep its principal place of business and its chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower may not move the Collateral from the Premises without the prior written consent of Lender, which consent will not be unreasonably withheld, provided that upon such consent, Borrower shall deliver to Lender, monthly, not later than the tenth (10th) day of each month, a written notice listing the location of all Collateral. Borrower shall, at its cost and expense, execute and file all UCC-1 financing statements requested by Lender in order to continue Lender's first perfected Lien on all Collateral.

          3.3.4 Except for Liens granted to Lender, Borrower shall not sell, lease, transfer or otherwise dispose of or encumber any of the Collateral.

          3.3.5 Borrower shall cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to that end.

          3.3.6 Borrower shall not affix or permit the Collateral to become affixed to real estate or to any other goods, and such Collateral shall remain personal property, whether or not so affixed.

     3.4  CERTAIN COVENANTS.

     Borrower covenants and agrees with Lender for the benefit of Lender that:

          3.4.1 Borrower has and will have good and merchantable title to all of its assets, including the Collateral, in each case as from time to time owned or acquired by it, and shall keep the Collateral free and clear of all Liens, other than those granted to Lender. Borrower will defend such title against the claims and demands of all Persons whomsoever.

          3.4.2 Borrower will faithfully preserve and protect Lender's Liens in the Collateral and will, at its own cost and expense, cause said Liens to be perfected and continued perfected, and for such purpose Borrower will from time to time at the request of Lender and at the expense of Borrower, make, execute, acknowledge and deliver, and file or record, or cause to be filed or recorded, in the proper filing places, all such instruments, documents and notices, including without limitation financing statements and continuation statements, as Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interest. Borrower will do all such other acts and things and make, execute, acknowledge and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Lender may deem necessary or advisable from time to time in order to perfect and preserve the priority of said Liens as a first and only Lien on and security interest in the Collateral prior to the rights of all other Persons therein or thereto.

          3.4.3 Borrower will not, without the prior written consent of Lender, (i) borrow or permit any Person to borrow against the Collateral other than the Loan to Borrower from Lender pursuant to this Agreement; (ii) create, incur, assume or suffer to exist any Lien with respect to any of the Collateral; (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement; or (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Lender.

          3.4.4 Risk of loss of, damage to or destruction of the Collateral is and shall remain upon Borrower. Borrower will insure the Collateral as provided in Section 6.3 of this Agreement. If Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, Lender may do so for the account of Borrower and add the cost thereof to the Obligations and the same shall be payable to Lender on demand. Borrower hereby assigns and sets over unto Lender for the benefit of Lender all moneys which may become payable on account of such insurance, including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Lender any amount so due. Lender, its officers, employees and authorized agents and its successors and assigns, are hereby appointed attorneys-in-fact of Borrower, for the purpose of endorsing any draft or check which may be payable to Borrower in order to collect the proceeds of such insurance or any return of unearned premiums. Such appointment is irrevocable and coupled with an interest. The proceeds of insurance shall be applied to reduction of the Obligations in any order Lender may choose or, in Lender's sole discretion, to the repair or replacement of the Collateral, or any part thereof, in which case Lender may impose such conditions on the disbursement of the proceeds as Lender in its sole discretion deems appropriate.

          3.4.5 Upon the occurrence and during the continuation or existence of any Event of Default, Borrower shall promptly upon demand by Lender assemble the Collateral and make it available to Lender at the place or places to be designated by Lender. The right of Lender to have the Collateral assembled and made available to it is of the essence of this Agreement and Lender may, at its election, enforce such right in equity for specific performance.

          3.4.6 Lender shall have no duty as to the collection or protection of the Collateral or any part thereof or any income thereon, or as to the preservation of any rights pertaining thereto, beyond exercising reasonable care in the custody of any Collateral actually in the possession of Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if it takes such action for that purpose as Borrower shall request in writing, provided that such requested action shall not, in the judgment of Lender, impair Lender's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such written request is received by Lender in sufficient time to permit it to take the requested action.


     ARTICLE 4.   CONDITIONS OF CLOSING

     The obligation of Lender to make the Loan hereunder is subject to the accuracy, as of the date hereof and the Disbursement Date, of the representations and warranties herein contained, to the performance by Borrower of its obligations to be performed hereunder on or before such Disbursement Date and to the fulfillment (to the satisfaction of Lender and its counsel) of the following further conditions. If all conditions contained herein are not so satisfied by the Outside Date, Lender shall have no obligation whatsoever to make the Loan and shall have no liability for its refusal to do so.

     4.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties contained in Article 5 hereof shall be true on the Closing Date and on and as of the Disbursement Date with the same effect as if made on and as of such date.

     4.2  CORPORATE ACTION.

     On the Closing Date, Borrower shall deliver to Lender a certificate in form and substance satisfactory to Lender, dated the Closing Date, signed by a duly authorized officer of Borrower and each Guarantor, as the case may be, certifying as to (a) true copies of the Constituent Documents of Borrower and each Guarantor, all as in effect on such date, (b) true copies of all action taken by Borrower and each Guarantor relative to this Agreement, the Note and the other Loan Documents, and (c) the names, true signatures and incumbency of the officer or officers of Borrower and each Guarantor authorized to execute and deliver this Agreement, the Note and the other Loan Documents on behalf of Borrower and such Guarantor (and Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to Lender). Borrower shall also deliver to Lender good standing certificates for Borrower and each Guarantor issued by the Secretary of State of its State of incorporation and each state in which it is required by Law to be qualified.

     4.3  OPINION OF COUNSEL.

     On the Closing Date, Lender shall have received a favorable written opinion of counsel for Borrower and the Guarantors, dated the Closing Date and in form and substance satisfactory to Lender and its counsel, Winick & Rich, P.C.

     4.4  NO CHANGE OF LAW OR FACTS.

     No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lender or its counsel, would make it illegal for Lender to acquire the Note, make the Loan, or otherwise to participate in the Loan, nor shall any facts come to the attention of Lender, concerning Borrower, its business or financial condition which, in the opinion of Lender would increase the risk to Lender of repayment of the Loan by Borrower.

     4.5  DOCUMENTS.

     The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance satisfactory to Lender and its counsel and shall be in full force and effect on the Closing Date and on the Disbursement Date, and an executed counterpart of each thereof shall have been delivered to Lender and its counsel:

          4.5.1  this Agreement;

          4.5.2  the Note;

          4.5.3  the Guaranties;

          4.5.4 insurance certificates or policies of insurance evidencing the coverages required by Section 6.3 hereof;

          4.5.5 the Schedule, whose terms and conditions are incorporated in this Agreement as if fully stated in this Agreement;

          4.5.6 an agreement with respect to certain environmental matters (the "Environmental Certificate"); and

          4.5.7  other Loan Documents, if any.

     4.6  COLLATERAL.

     Borrower shall provide to Lender a complete description of the Collateral, together with evidence, in form and substance satisfactory to Lender in its sole discretion, that Borrower owns legal title to the Collateral, free and clear of all Liens.

     4.7  FINANCING STATEMENTS.

     On the Closing Date, UCC financing statements covering the security interest created by this Agreement in the Collateral shall have been duly filed in the office of the Secretary of State of the State where the Collateral is located and in all other places as, in the opinion of Lender, or its counsel, are necessary or desirable to perfect such Liens, and Lender shall have been granted a perfected first and only Lien covering the Collateral.

     4.8  LICENSES AND PERMITS.

     All appropriate action shall have been taken prior to the Closing Date in order to permit consummation of the transactions contemplated herein and hereby and enforcement of all of the terms hereof and thereof, and all licenses, permits, waivers, exemptions, authorizations and approvals required (or, in the opinion of Lender or its counsel, advisable) to be in effect on the Closing Date shall have been issued and shall be in full force and effect on such date, and copies thereof shall have been delivered to Lender.

     4.9  ADDITIONAL CONDITIONS.

          4.9.1 Lender shall have received all other agreements, instruments, financing statements, certificates, waivers, searches, releases, terminations, reports, confirmations, corporate or other action, opinion letters, copies of acquisition documents, copies of all leases, evidence of delivery and acceptance of the Collateral, evidence of performance of work, evidence of payment of obligations, agreements with suppliers and contractors, evidence of ownership of the Collateral and other documents as Lender or its counsel shall have requested (each in form and substance satisfactory to Lender and its counsel), including, without limitation, certificates of incorporation and by-laws, UCC-1 financing statements, lien waivers, credit references, consents, approvals, authorization to date documents, casualty and liability insurance policies and endorsements related to such insurance, appraisals and financial statements and other financial information.

          4.9.2 After giving effect to the Loan, there shall be no Default or Event of Default hereunder or under the other Loan Documents.

          4.9.3 All legal matters incident to the Loan shall be satisfactory to Lender and its counsel.

          4.9.4 All additional conditions set forth on the Schedule shall have been satisfied, true and in full force and effect.


     ARTICLE 5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     5.1  ORGANIZATION AND QUALIFICATION.

     Borrower is duly organized, validly existing and in good standing as a corporation under the Laws of the State set forth on the Schedule with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Borrower is qualified and in good standing to transact business in each jurisdiction set forth on the Schedule, which are all of the jurisdictions where the ownership of its properties or the transaction of its business requires such qualification. Each Guarantor is duly organized, validly existing and in good standing as a corporation under the Laws of the State set forth on the Schedule with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Each Guarantor is qualified and in good standing to transact business in each State set forth on the Schedule, which are all of the jurisdictions where the ownership of its properties or the transaction of its business requires such qualification.

     5.2  AUTHORITY AND AUTHORIZATION.

     Borrower has full power and authority to execute, deliver and carry out the provisions of this Agreement, the Note and the other Loan Documents to which it is a party, to borrow hereunder and under the other Loan Documents and to create the Liens provided for herein, and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part. Each Guarantor has full power and authority to execute, deliver and carry out the provisions of its Guaranty and the other Loan Documents to which it is a party and to perform its obligations thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

     5.3  EXECUTION AND BINDING EFFECT.

     This Agreement, the Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms. The Guaranties and the other Loan Documents to which the Guarantors are parties have been duly and validly executed and delivered by the Guarantors and each constitutes the legal, valid and binding obligation of the Guarantor executing the same, enforceable in accordance with their respective terms.

     5.4  AUTHORIZATIONS AND FILINGS.

     Except for the filing of UCC financing statements, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note, the Guaranties, the other Loan Documents or the consummation by Borrower and the Guarantors of the transactions herein and therein contemplated, or performance by Borrower and the Guarantors of or compliance by Borrower and the Guarantors with, the terms and conditions hereof or thereof.

     5.5  ABSENCE OF CONFLICTS.

     Neither the execution and delivery of this Agreement, the Note, the Guaranties or the other Loan Documents, nor consummation of the transactions herein or therein contemplated nor performance of, or compliance with the terms and conditions hereof or thereof will (a) result in any violation or breach of (i) the provisions of Borrower's or any Guarantor's Constituent Documents, or (ii) any Law, or the order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any Guarantor, or any of their respective properties, or (iii) any agreement, bond, note, instrument or indenture to which Borrower or any Guarantor is a party or pursuant to which any of their respective properties are affected, or (b) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower or any Guarantor, except for the Lien created by this Agreement.

     5.6  FINANCIAL STATEMENTS.

     Borrower and the Guarantors have heretofore furnished to Lender certain financial statements and related financial information ("Financial Statements"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower or the Guarantors (as the case may be) as of the dates of the balance sheets contained therein, and the results of their respective operations for the periods then ended, all in conformity with Canadian or United States GAAP, as applicable, on a basis consistent with that of Financial Statements for corresponding prior periods. Except as disclosed therein, neither Borrower nor any Guarantor has any material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

     5.7  NO DEFAULTS.

     There is no Default under the Loan Documents.

     5.8  LITIGATION.

     Except for the lien foreclosure action commenced by Sparkler Filters Inc., which Borrower believes is not material, there is no pending or threatened claim or proceeding by or before any court or governmental agency against or affecting Borrower or any Guarantor which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or any Guarantor or on the ability of Borrower or any Guarantor to perform their respective obligations under this Agreement, the Note or the other Loan Documents or on the Collateral.

     5.9  TITLE TO COLLATERAL.

     Borrower has good title to all of its assets, including, without limitation, the Collateral and all assets reflected in the most recent balance sheet referred to in Section 5.6 hereof, free and clear of all Liens covering the Collateral, other than the Liens granted hereunder to Lender covering the Collateral, which are and will at all times be perfected first Liens covering the Collateral.

     5.10 TAXES.

     All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

     5.11 FINANCIAL ACCOUNTING PRACTICES.

     Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

     5.12 POWER TO CARRY ON BUSINESS.

     Borrower and each Guarantor has all requisite power and authority to own and operate its respective properties and to carry on its business as now conducted and as presently planned to be conducted.

     5.13 NO MATERIAL ADVERSE CHANGE.

     Since the date of the Financial Statements referred to in Section 5.6, there has been no material adverse change in the business, operations or financial condition of Borrower or any Guarantor.

     5.14 COMPLIANCE WITH LAWS.

     Neither Borrower nor any Guarantor is in violation of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower or any Guarantor or on the Collateral.

     5.15 COMPLIANCE WITH AGREEMENTS.

     Neither Borrower nor any Guarantor is in default under any agreement, bond, note, indenture or contract, except for defaults which in the aggregate do not have a material adverse effect on the business, operation or financial condition of Borrower or any Guarantor or on the Collateral.

     5.16 BANKRUPTCY.

     Neither Borrower nor the Guarantors have made or contemplate an assignment for the benefit of creditors. No application or petition has been filed for the appointment of a custodian, trustee, receiver or agent to take possession of the Collateral, or to take possession of any of the other properties or assets of Borrower or the Guarantors. Borrower and the Guarantors are generally paying their respective debts as such debts become due. Neither Borrower nor the Guarantors are "insolvent" as that term is defined in Section 101(26) of the "Bankruptcy Code" (Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.) or would be insolvent after giving effect to the Loan and the transactions contemplated by the Loan Documents. Neither Borrower nor the Guarantors have filed a petition with the Bankruptcy Court under the Bankruptcy Code, or commenced any proceeding relating to Borrower or the Guarantors under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction. No petition or application of the type described above has been filed or commenced against Borrower or the Guarantors, in which (i) Borrower or either Guarantor, by any act, has indicated or intends to indicate its approval thereof, consent thereto, or acquiescence therein; (ii) an order has been or is expected to be entered appointing any such custodian, trustee, receiver or agent, adjudicating Borrower or Guarantors bankrupt or insolvent, or approving such petition or application in any such proceeding; (iii) the Bankruptcy Court has ordered or is expected to order relief against Borrower or Guarantors under the Bankruptcy Code; or (iv) such petition or application was not dismissed within ninety (90) days of such filing or commencement.

     5.17 ACCURATE AND COMPLETE DISCLOSURE.

     No representation or warranty made by Borrower in this Agreement and no statement made by Borrower or any Guarantor in the Financial Statements furnished pursuant to Section 5.6 hereof or otherwise, or any certificate, report, exhibit or document furnished by Borrower or any Guarantor to Lender pursuant to or in connection with this Agreement or the Loan is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     5.18 REGULATIONS G AND U.

     Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations G or U promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

     5.19 PERFECTION.

     Except for the filings under Article 9 of the UCC specified in Section
4.7 hereof (and continuation statements at periodic intervals), no further filing or recording is necessary under the UCC or under any other Laws of any jurisdiction, in order to perfect in all applicable jurisdictions the Liens of Lender in the Collateral. Upon such filings, Lender will be granted a perfected first Lien covering the Collateral. There are no other Liens covering the Collateral.

     5.20 PLACE OF BUSINESS.

     Both the place of business (or chief executive office if there is more than one place of business) of Borrower and the place where it keeps its corporate records concerning the Collateral and all of its interest in, to and under this Agreement are located at the address set forth at the beginning of this Agreement.

     5.21 LOCATION OF COLLATERAL.

     For all purposes, including, without limitation, perfection of security interests therein under Article 9 of the UCC, the Collateral is deemed located and at all times shall be located at the Premises, or such other location to which Borrower has moved the Collateral with Lender's consent in accordance with Section 3.3.3 hereof.

     5.22 NAME CHANGES, MERGERS, ACQUISITIONS.

      Borrower has not within the six-year period immediately preceding the Closing Date, changed its name, been the surviving entity of a merger or consolidation, acquired all or substantially all of the assets of any Person, acquired any asset from any Person not in the business of selling such asset, or assumed any obligations of any other Person.

     5.23 YEAR 2000.

      Borrower has taken all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.


     ARTICLE 6.   COVENANTS

     Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless Lender shall otherwise consent in writing:

     6.1  REPORTING AND INFORMATION REQUIREMENTS.

          6.1.1 ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of Vista Gold Corp., Borrower shall cause to be furnished to Lender annual consolidated audited reports for such year for Vista Gold Corp. and its subsidiaries (including the Borrower and Vista Gold Holdings Inc.), including audited statements of income, retained earnings and changes in financial position of Vista Gold Corp. and its subsidiaries (including the Borrower and Vista Gold Holdings Inc.) for such fiscal year and audited balance sheets Vista Gold Corp. and its subsidiaries (including the Borrower and Vista Gold Holdings Inc.) as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under Canadian GAAP, certified without qualification by independent certified public accountants of recognized standing selected by Vista Gold Corp. and satisfactory to Lender, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Vista Gold Corp. and its subsidiaries (including the Borrower and Vista Gold Holdings Inc.) as of the end of such fiscal year and the results of its operations and the changes in its financial position for the fiscal year then ended, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

          6.1.2 QUARTERLY FINANCIAL STATEMENTS. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, Borrower shall cause to be furnished to Lender a copy of Borrower's and the Guarantors' respective interim financial statements of the type described in
Section 6.1.1 above, prepared in accordance with Canadian or United States GAAP, as applicable, certified by an Executive Officer of Borrower and the Guarantors, as applicable, or if Borrower chooses, audited, as set forth in
Section 6.1.1 above, and certified by an Executive Officer of Borrower.

          6.1.3 FURTHER REQUESTS. Borrower will promptly furnish to Lender such other information (financial or otherwise) concerning

Borrower, its assets or the Collateral in such form as Lender may reasonably request.

          6.1.4 COMPLIANCE CERTIFICATES. At the same time Borrower delivers the financial statements required under the provisions of Sections 6.1.1 and 6.1.2, Borrower shall furnish to Lender a certificate of an Executive Officer to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

          6.1.5 NOTICE OF EVENT OF DEFAULT. Promptly upon becoming aware of any Default or Event of Default, Borrower shall give Lender notice thereof, together with a written statement of a Chief Executive Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

          6.1.6 NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon becoming aware thereof, Borrower shall give Lender written notice about any material adverse change in the business, operations or financial condition of Borrower or any Guarantor or on the Collateral or on the ability of Borrower or any Guarantor to perform their obligations under this Agreement, the Note or the other Loan Documents.

          6.1.7 NOTICE OF MATERIAL PROCEEDINGS. Promptly upon becoming aware thereof Borrower shall give Lender written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower, any Guarantor or the Collateral which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or any Guarantor or on the ability of Borrower or any Guarantor to perform its obligations under this Agreement, the Note, the other Loan Documents or on the Collateral.

          6.1.8 VISITATION. Borrower shall permit such persons as Lender may designate to visit and inspect the Collateral and to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of Borrower and its independent accountants, at such reasonable times and as often as Lender may reasonably request.

          6.1.9 OTHER DELIVERIES. Promptly upon their becoming available, Borrower shall furnish to Lender, copies of all registration statements and any amendments and supplements thereto and any regular and periodic reports filed by Borrower or any Guarantor with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said commissions and all letters of comment or correspondence sent to Borrower or any Guarantor from such exchanges or to such exchanges from Borrower or any Guarantor.

     6.2  PRESERVATION OF EXISTENCE AND FRANCHISES.

          6.2.1 Neither Borrower nor the Guarantors shall enter into any merger, reorganization or consolidation, or wind up, liquidate or dissolve, nor agree to do any of the foregoing, unless there is no Default or Event of Default and provided such merger, reorganization or consolidation does not have a material adverse effect on the business, operations, or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents. In such event, the surviving entity shall, at its cost and expense, execute and deliver all documents reasonably requested by Lender, including without limitation, all UCC-1 financing statements requested by Lender in order to continue Lender's first perfected Lien on all Collateral.

          6.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the properties owned or leased by it or the conduct of its business. Each Guarantor will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the properties owned or leased by it or the conduct of its business.

          6.2.3 Borrower shall do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, licenses, rights and privileges necessary or appropriate for the conducting of its business as now and hereafter conducted. Borrower shall not change its name. Borrower shall continue to engage in the same kind of business and shall not make any material change in its business or in the nature of its operations or engage in any unrelated line of business. Each Guarantor shall do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, licenses, rights and privileges necessary or appropriate for the conducting of its business as now and hereafter conducted. The Guarantors shall not change their respective names. Each Guarantor shall continue to engage in the same kind of business and shall not make any material change in its business or in the nature of its operations or engage in any unrelated line of business.

          6.2.4 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of Borrower, as contemplated hereby, or the ability of Borrower to perform its Obligations under this Agreement, the Note or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its Obligations under this Agreement, the Note or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it. Each Guarantor will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of such Guarantor, as contemplated hereby, or the ability of such Guarantor to perform its Obligations under its Guaranty or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its Obligations under this Agreement, its Guaranty or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it.

          6.2.5 Except as otherwise provided in this Agreement in a sale for cash in an amount not less than the value set forth on Schedule A to the Schedule opposite the applicable item of Equipment, Borrower shall not (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any legal or beneficial interest in any part or all of the Collateral (including, without limitation, the Premises) or any interest therein; or (b) and the Guarantors shall not, directly or indirectly sell, assign, lease or otherwise dispose of or permit the sale, assignment or other disposition of (i) any legal or beneficial interest in the stock or other ownership interest of any corporation or other entity which is either Borrower or is a beneficial owner of all or part of Borrower or of the Collateral or (ii) any legal or beneficial interest in Borrower if Borrower is a limited or general partnership, joint venture, tenancy in common or tenancy by the entirety, limited liability company or other type of entity; or (c) convey, assign, transfer or otherwise dispose of a material portion of its assets (other than the Collateral, the prohibition on transfer of which is governed by subparagraph (a) above). Notwithstanding the foregoing, any legal or beneficial interest in the stock of Vista Gold Corp. may be sold, assigned or otherwise disposed of and Vista Gold Holdings Inc. may sell, assign or otherwise dispose of or permit the sale, assignment or other disposition of any legal or beneficial interest in the stock of Borrower, provided, that after giving effect to such disposition, Vista Gold Holdings Inc. owns, beneficially and of record, more than fifty percent (50%) of all of the issued and outstanding shares of stock of Borrower.

     6.3  INSURANCE.

     Borrower shall, at its own expense, maintain and deliver evidence to Lender of such insurance required by Lender, written by insurers and in amounts satisfactory to Lender.

     6.4  MAINTENANCE OF PROPERTIES.

     Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it, including the Collateral, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     6.5  PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES.

     Borrower shall pay or discharge

          6.5.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, including the Collateral, or income (including such as may arise under ERISA or any similar provision of law), on or prior to the date on which penalties attach thereto; and

          6.5.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due;

PROVIDED, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in Lender's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower or the Collateral.

     6.6  FINANCIAL ACCOUNTING PRACTICES.

     Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its business, including all transactions and dispositions of its assets, all prepared in accordance with GAAP. Lender and/or its agents shall have the right to review the books and records of Borrower and to photocopy the same and to make excerpts therefrom, at all reasonable times and upon reasonable notice and as often as Lender may reasonably request.

     6.7  COMPLIANCE WITH LAWS.

     Borrower shall comply with all applicable Laws in all respects, PROVIDED, that Borrower shall not be deemed to be in violation of this
Section 6.7 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or the Collateral.

     6.8  MATERIAL OBLIGATIONS.

     Borrower shall pay and satisfy, when due, all material liabilities and obligations, including, without limitation, all obligations under all leases (real or personal property) to which it is a party.

     6.9  MAINTENANCE OF COLLATERAL.

     Borrower will maintain and preserve the Collateral in good condition, repair and working order, promptly repairing, replacing or rebuilding any part of the Collateral which may be destroyed by any casualty, or become damaged, worn or dilapidated.

     6.10 MAINTENANCE OF PRINCIPAL PLACE OF BUSINESS.

     Borrower shall maintain and keep its principal place of business and chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty
(30) days prior written notice of any move. Borrower shall maintain and keep its records at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move.

     6.11 AMENDMENT TO CONSTITUENT DOCUMENTS.

     Borrower shall not amend or modify any of its Constituent Documents, unless there is no Default or Event of Default and provided such amendment or modification does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.12 NAMES.

     Borrower shall not use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule.

     6.13 PREPAYMENT.

     Borrower shall not prepay any indebtedness, other than trade payables or the Obligations unless there is no Default or Event of Default and provided such prepayment does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.14 MARGIN SECURITY.

     Borrower shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

     6.15 SATISFACTION OF CERTAIN OBLIGATIONS.

     In the event Borrower fails to make any payment or do any act as herein provided (including, but not limited to, maintaining any insurance required to be maintained under the Loan Documents or paying all taxes in accordance with the terms hereof) or there shall be a claim or Lien asserted or filed against the Collateral, Lender may, but shall not be obligated to (and without releasing Borrower from any obligation hereunder), make all such payments and perform all such acts or otherwise satisfy such obligations.
All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall bear interest at the Default Rate, shall be payable on demand by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral.

     6.16 GUARANTIES AND CONTINGENT LIABILITIES.

     Borrower shall not directly or indirectly assume, guarantee, endorse, become or remain directly or contingently liable upon or with respect to any obligations or liability of any other Person or entity other than in connection with the endorsement or deposit of checks in the ordinary course of business, unless there is no Default or Event of Default and provided such action does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.17 DISTRIBUTIONS, DIVIDENDS.

     Unless there is no Default or Event of Default and provided such action does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents, Borrower shall not declare or pay any dividends or make any distributions of any kind or make any other similar payments or set aside any sum for any such purpose, except that Borrower may declare and make dividends payable solely in shares of its common stock.

     6.18 REDEMPTIONS.

     Borrower shall not purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of Borrower, now or hereafter existing, or set apart any sum for such purposes, unless there is no Default or Event of Default and provided such action does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.19 STOCK ISSUANCE.

     Borrower shall not issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of Borrower or any Guarantor, unless there is no Default or Event of Default and provided such issuance does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.20 INVESTMENTS, LOANS, ADVANCES.

     Borrower shall not directly or indirectly make or have outstanding at any time any investments in or loans to any other Person (including any subsidiary), whether by way of advance, loan, guaranty, extension of credit, capital contribution, purchase of stock, notes, bonds or other securities or evidence of indebtedness, or acquisition of limited or general partnership or other interests, unless there is no Default or Event of Default and provided such investments or loans do not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.21 TRANSACTIONS WITH AFFILIATES.

     Borrower shall not, and shall not permit any of its subsidiaries or Guarantors, to, directly or indirectly, enter into any purchase, sale, lease or other transaction with any affiliate, except in the ordinary course of business on terms that are no less favorable than those which might be obtained at the time in a comparable arm's length transaction with any Person who is not an affiliate, unless there is no Default or Event of Default and provided such transaction does not have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

     6.22 YEAR 2000.

     Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably acceptable to Lender that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

     6.23 FURTHER ASSURANCES.

     Borrower shall cause to be done, executed, acknowledged and delivered all and every such further act, conveyance and assurance as Lender shall require for accomplishing the purposes of this Agreement, the Note and the other Loan Documents. Borrower will defend and protect its title with respect to the Collateral and will indemnify Lender with respect thereto.
Any payment in respect of such indemnity shall be made directly to Lender on demand in immediately available funds. Forthwith after notice from Lender, Borrower shall promptly, without further consideration, execute, acknowledge and deliver such further instruments and documents and will take such other actions as Lender may deem necessary or advisable from time to time to ensure the enforceability or priority of the Liens granted hereby, or otherwise to confirm and carry out the intent and purpose of this Agreement.


     ARTICLE 7.   DEFAULTS AND REMEDIES

     7.1  EVENTS OF DEFAULT.

     The occurrence of one or more of the following described events is an Event of Default:

          7.1.1 Borrower fails to make any payment of principal of or interest on the Note, when due; or

          7.1.2 Borrower fails to perform or observe any of its covenants or agreements contained herein or in any other Loan Documents which cannot be cured; or

          7.1.3 Borrower fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder or under the other Loan Documents and such failure continues unremedied for a period of fifteen (15) days after such failure; or

          7.1.4 Borrower voluntarily creates, suffers to exist, incurs or assumes any Lien, security interest, charge or encumbrance on, or with respect to, any part of or all the Collateral (other than Liens permitted under this Agreement), or the Liens held by Lender in and to the Collateral shall cease to be the first perfected Lien in and to the Collateral; or

          7.1.5 Borrower sells, assigns, leases, or otherwise disposes of or relinquishes possession of, any Collateral; or

          7.1.6 any representation or warranty made by Borrower or a Guarantor herein or in any other Loan Document or in any document or certificate furnished by Borrower to Lender in connection herewith or therewith at any time proves to have been incorrect in any material respect when made; or

          7.1.7 this Agreement or any Loan Document at any time for any reason ceases to be in full force and effect or is declared by a court or governmental agency of competent jurisdiction to be null and void; or

          7.1.8 Borrower breaches or defaults under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to Borrower, including, without limitation, all promissory notes, guaranties, equipment leases, security agreements, mortgages and deeds of trust; or

          7.1.9 Borrower or any Guarantor is indicted or threatened with indictment by a governmental authority under any criminal statute or there is commenced against Borrower or any Guarantor a criminal or civil proceeding pursuant to which the proceedings, penalties or remedies sought or available include forfeiture of any of the Collateral or a material portion of the assets of Borrower or any Guarantor; or

          7.1.10 any Guarantor fails to perform or observe any of its covenants or agreements contained in the Guaranties or any other Loan Documents to which they are a party which cannot be cured; or

          7.1.11 any Guarantor fails to perform or observe any other covenant or agreement to be performed or observed by it under the Loan Documents to which they are a party and such failure continues unremedied for a period of fifteen (15) days after such failure; or

          7.1.12 any Guarantor breaches or defaults under the terms of any agreement, instrument or document with or for the benefit of Lender which is not a Loan Document or under any other loan, credit facility or other financial accommodation made by Lender to any or all of the Guarantors, including, without limitation, all promissory notes, guaranties, equipment leases, security agreements, mortgages and deeds of trust; or

          7.1.13 there is a material adverse change in the business, operations or financial condition of Borrower or any Guarantor or in the Collateral; or

          7.1.14 a proceeding is instituted seeking a decree or order for relief in respect of Borrower or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Guarantor, or for any substantial part of its properties or for the dissolution, winding-up or liquidation of its affairs or any substantial part of any of its properties and such proceeding remains undismissed or unstayed for a period of sixty (60) consecutive days or such court enters a decree or order granting the relief sought in such proceeding; or

          7.1.15 Borrower or any Guarantor voluntarily suspends transaction of its business, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Guarantor for any substantial part of any of its properties, or makes a general assignment for the benefit of creditors, or takes any action in furtherance of any of the foregoing; or

          7.1.16 There shall be a judgment or judgments against Borrower or any Guarantor for any amount in excess of $50,000 in the aggregate, which shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more, other than a judgment resulting from the lien foreclosure action commenced by Sparkler Filters, Inc.; or

          7.1.17 Except as otherwise permitted herein, Borrower shall have conveyed, sold, assigned, encumbered or otherwise transferred all or substantially all of its assets (or any interest therein) or any stock of Borrower is sold, conveyed, transferred or encumbered; or

          7.1.18 Borrower fails to perform or observe any of its covenants or agreements contained in Section 6.3 hereof or in the letter regarding insurance requirements delivered by Borrower in connection with the Loan or the Loan Documents (the "Insurance Letter") or any such insurance shall at any time cease to be in full force and effect; or

          7.1.19 Borrower shall default under or breach any term contained in any loan agreement, promissory note, equipment lease, security document or other agreement or evidence of indebtedness with any other lender, lessor or provider of credit, which relate to, or evidence, indebtedness for borrowed money or lease obligations which on the date of default are in the aggregate principal amount of not less than $250,000, and all or a portion of such indebtedness shall have been declared due and payable or otherwise accelerated prior to the date on which such indebtedness would otherwise be due and payable; or

          7.1.20 Borrower ceases to operate its business at any of the Premises.

     7.2  CONSEQUENCES OF EVENT OF DEFAULT.

          7.2.1 If an Event of Default occurs, Lender may, by notice to Borrower, declare the unpaid principal amount of the Note and interest accrued thereon and all other Obligations and liabilities of Borrower hereunder or under the Note or the Loan Documents to be immediately due and payable and the same shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          7.2.2 In addition, if an Event of Default occurs, Lender shall have all rights and remedies granted herein and in the other Loan Documents and all rights or remedies available at law (including, without limitation, the UCC) or equity, whether as a secured party or otherwise (including specifically those granted by the Uniform Commercial Code as in effect in the jurisdiction or jurisdictions where the Collateral is located) and, except as limited by Law, all remedies of Lender (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower or against all or any portion of the Collateral, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any rights or remedies shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive. To the fullest extent permitted by applicable Law, Lender may resort to the rights, remedies and recourses set forth herein and any other security therefor in such order and manner as Lender may elect.

          7.2.3  Without limiting any of the foregoing, Borrower agrees that
(i) Lender may, with or without notice and without legal process, enter upon any property owned, leased or otherwise under the real or apparent control of Borrower or any agent thereof or any other location where the Collateral may be located and disassemble, disconnect, render unusable or repossess all or any item of the Collateral; (ii) written notice mailed to Borrower, as provided in this Agreement for the giving of notice, shall be reasonable if given ten (10) days prior to (a) any public sale or (b) the date after which a private sale may be made; (iii) a sale of the Collateral may be made as a unit or in parcels and for cash and upon terms; (iv) Lender may buy the Collateral at any public sale and at any private sale as permitted by the UCC; and (v) such public or private sale or sales may be held or adjourned from time to time, and Lender shall have the right to conduct such sale or sales on Borrower's premises (including, without limitation, the Premises) or elsewhere where the Collateral is located, and shall have the right to use Borrower's premises without charge for such sale or sales for such time or times as Lender may determine.


     ARTICLE 8.   EXPENSES AND INDEMNITIES

     8.1  EXPENSES.

     Borrower shall promptly reimburse Lender for all costs, reasonable fees and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration, operation and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including, without limitation, all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower or any third party,
(iv) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral, (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Borrower or any Guarantor or any affiliate, whether or not suit is filed, and (vi) any other matters relating to or arising out of the Loan and/or the Loan Documents.

     8.2  ENVIRONMENTAL MATTERS.

          The Environmental Certificate with Representations, Covenants and Warranties is incorporated herein for all purposes as if fully stated in this Agreement.

     ARTICLE 9.   MISCELLANEOUS

     9.1  FURTHER ASSURANCES.

     Borrower shall at any time and from time to time upon the written request of Lender, execute and deliver such further agreements, instruments and documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

     9.2  GENERAL INDEMNITY.

          Borrower shall indemnify, defend and hold harmless Lender from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender, on account of any act performed or omitted to be performed under this Agreement, the Note or the other Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or this Agreement, the Note or the other Loan Documents (including, without limitation, any litigation matter involving claims or alleged claims by or disputes with third parties), except as a result of the willful misconduct or gross negligence of Lender.

     9.3  NO IMPLIED WAIVER; CUMULATIVE REMEDIES.

     No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

     9.4  TAXES.

     Borrower agrees to pay or reimburse Lender for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by Lender to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by Lender in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

     9.5  TIME OF ESSENCE.

     Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement and the other Loan Documents.

     9.6  POWER OF ATTORNEY.

     Borrower appoints Lender and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any receivable, on drafts against customers, on assignments of receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to open and dispose of all mail addressed to Borrower; and to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and Lender's obligation to provide loans hereunder shall have terminated.

     9.7  MODIFICATIONS, AMENDMENTS OR WAIVERS.

     Lender and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of Lender or Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     9.8  HOLIDAYS.

     Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (and such day shall be included in the calculation of interest due), unless such next succeeding Business Day falls in a different calendar month, in which case payment or action shall be made or taken on the next preceding Business Day.

     9.9  NOTICES.

          9.9.1 Except as otherwise provided herein, all notices and other communications required under the terms and provisions of this Agreement, the Note or the other Loan Documents shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, facsimile, telegram or registered first class mail, postage prepaid, addressed as follows:

     If to Lender, at:

     FINOVA Capital Corporation
     115 West Century Road
     Paramus, New Jersey  07652
     Facsimile No. 201-634-3325
     Attention:  Pamela Marchant
                 Vice President

     with a copy to:

     FINOVA Capital Corporation
     1850 North Central Avenue
     Phoenix, Arizona 85004
     Facsimile No. 602-207-5036
     Attention:  Vice President.,
                 Law Department

     and

     Winick & Rich, P.C.
     919 Third Avenue
     New York, New York  10022
     Facsimile No. 212-308-5945
     Attention:  Michael A. Karpen, Esq.

     If to Borrower, at the address set forth on the Schedule,

or at such other address as either party may, from time to time, designate in writing to the other party hereto.

          9.9.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; PROVIDED, HOWEVER, that for all purposes hereunder, notice shall be deemed effective at the time given by telex, telecopier or telegram.

     9.10 GOVERNING LAW.

     THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

     9.11 PERSONAL JURISDICTION AND SERVICE OF PROCESS.

     BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF ARIZONA, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF ARIZONA. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     9.12 WAIVER OF JURY TRIAL.

     BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE LOAN DOCUMENTS.

     9.13 SEVERABILITY.

     The provisions of this Agreement, the Note and any other Loan Document are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.14 PRIOR UNDERSTANDINGS.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein or therein.

     9.15 SURVIVAL.

     All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by Lender, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of the Obligations. Borrower's obligation to pay the principal of and interest on the Note and all such other amounts shall be absolute and unconditional under any and all circumstances.

     9.16 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations hereunder or any interest herein without the written consent of Lender which Lender may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without Lender's consent shall be null, void and of no effect whatsoever. Lender may assign or otherwise transfer any or all of its rights, title, interests and obligations hereunder and under the Note and the other Loan Documents in whole or in part. If Lender makes such an assignment, the assignee shall have all of the rights of the Lender and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto, except that no assignee shall be deemed to assume any obligation or duty imposed upon Lender hereunder or the other Loan Documents and Borrower shall look only to Lender for performance thereof. As used in this Section 9.16, "assign" shall be deemed to include a pledge, sale of, or grant of a mortgage on, or a security interest in, any of the Collateral or this Agreement or the other Loan Documents by Lender and the term "assignee" shall be deemed to refer to the recipient of such pledge, sale, mortgage or security interest.

     9.17 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

     9.18 PUBLICITY.

     Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of the transactions contemplated in this Agreement, including the aggregate amount of the Loan.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.


HYCROFT RESOURCES &
    DEVELOPMENT, INC.


By:  /s/ Authorized Signatory
   --------------------------------
Title:_____________________________



FINOVA CAPITAL CORPORATION


By:  /s/ Authorized Signatory
    --------------------------------
Title:______________________________

                                    EXHIBIT A

                                      NOTE

                                  See attached.

                              SECURED PROMISSORY NOTE

$1,500,000.00                                           _______________, 1999
                                                        Phoenix, Arizona

     FOR VALUE RECEIVED, the undersigned, HYCROFT RESOURCES & DEVELOPMENT, INC., a Nevada corporation ("Borrower"), hereby promises to pay to the order of FINOVA CAPITAL CORPORATION ("Lender"), the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), together with interest on the unpaid principal balance hereof from time to time outstanding at the rate per annum and on the dates and all as otherwise provided in that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") by and between Lender and Borrower.

     This Note is the Note referred to in the Loan Agreement, is secured as set forth in the Loan Agreement, may not be prepaid except as provided in the Loan Agreement and is entitled to the benefits of the Loan Agreement. All capitalized terms used in this Note which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     All payments of principal and interest on this Note are to be made in lawful money of the United States of America in immediately available funds, without setoff, counterclaim or deduction of any nature, at the office of Lender at 115 West Century Road, Paramus, New Jersey 07652 (or such other place as the holder hereof shall designate to Borrower in writing), prior to 12:00 Noon, local time, on the day when due.

     If any payment of principal or interest becomes due on a day which is not a Business Day, that payment shall be made on the next Business Day unless such next Business Day falls in another calendar month in which event that payment shall be made on the next preceding Business Day.

     Lender and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the interest rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of this Note and applied to the installments in the inverse order of their maturities.

     If Borrower fails to make any payment of principal or interest within ten (10) days after the payment is due, Borrower shall pay a late charge of five percent (5%) of the unpaid amount, but in no event more than the maximum amount permitted by applicable law, and such amount shall be payable upon demand. Such payment is not interest for the use of money, but is intended to cover Lender's administrative costs occasioned by such delay.

     Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies contained in the Loan Agreement, including, without limitation, the right, at its option, to declare all indebtedness under this Note to be immediately due and payable.

      Borrower hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and all lack of diligence or delays in collection or enforcement of this Note or the Loan Agreement.

      Lender may extend the time of payment of this Note, postpone the enforcement hereof, release any Collateral, or grant any other indulgences whatsoever, without affecting or diminishing Lender's right of recourse against Borrower, as provided herein and in the Loan Agreement and in the other Loan Documents, which right is hereby expressly reserved. The failure to assert any right by Lender shall not be deemed a waiver thereof.

      Borrower agrees to pay all costs, fees and expenses of collection, including, without limitation, Lender's reasonable attorneys' fees and disbursements, in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note or if an Event of Default occurs.

     THIS NOTE IS DEEMED TO HAVE BEEN MADE IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF ARIZONA. BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.
BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF ARIZONA, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF ARIZONA. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, Borrower has duly executed this Note on the date first above written.

                    HYCROFT RESOURCES & DEVELOPMENT, INC.

                    By:____________________________________________

                    Title:___________________________________________

                    Federal Tax Identification No. 88-0211989

                                    SCHEDULE TO
                            LOAN AND SECURITY AGREEMENT

BORROWER:   HYCROFT RESOURCES & DEVELOPMENT, INC.

ADDRESS:    P.O. BOX 3030, WINNEMUCCA, NEVADA 89446

DATE: _________________, 1999

THIS SCHEDULE FORMS AN INTEGRAL PART OF THE LOAN AND SECURITY AGREEMENT BETWEEN THE ABOVE BORROWER AND FINOVA CAPITAL CORPORATION DATED THE ABOVE DATE, AND ALL REFERENCES HEREIN AND THEREIN TO "THIS AGREEMENT" SHALL BE DEEMED TO REFER TO SAID AGREEMENT AND TO THIS SCHEDULE (AS EACH OF THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME.)

------------------------------------------------------------------------------

ADDITIONAL DEFINITIONS (SECTION 1.1):

     "GUARANTOR(S)" means Vista Gold Corp., a Canadian corporation, and Vista Gold Holdings Inc., a Nevada corporation.

     "INTEREST RATE" means the Index Rate plus five and sixty-four one hundredths (5.64%) percent. The "INDEX RATE" shall be the highest yield, as published in THE WALL STREET JOURNAL, on the first (1st) Business Day preceding the Disbursement Date, for Treasury Notes having a maturity date on or closest to the Maturity Date. Interest shall be calculated on the basis of a year of 360 days and twelve months of thirty (30) days each and charged on a daily basis.

     "MATURITY DATE" means the date upon which the thirty-sixth (36th) consecutive monthly payment of principal and interest is scheduled to be due.

     "OUTSIDE DATE" means April 30, 1999.

     "PREMISES" means Hycroft Mine, Sulphur, Nevada (approximately 54 miles west of Winnemucca, Nevada).

------------------------------------------------------------------------------

THE LOAN (SECTION 2.1):

     "PRINCIPAL AMOUNT OF THE LOAN:  $1,500,000.00

------------------------------------------------------------------------------

USE OF PROCEEDS (SECTION 2.2):

     The proceeds of the Loan shall be used by Borrower solely for its working capital.

------------------------------------------------------------------------------

PAYMENTS OF PRINCIPAL AND INTEREST (SECTION 2.7.2):

     The Loan, together with interest thereon at the Interest Rate, shall be repaid in thirty-six (36) equal consecutive monthly payments of principal and interest each in an amount which will fully amortize the Loan at the Interest Rate over the Term. The first such monthly payment of principal and interest shall be due and payable on the thirtieth (30th) day of the month immediately succeeding the Disbursement Date and the payments shall continue on a like day in each and every month thereafter through and including the Maturity Date; provided that if the Disbursement Date is not the thirtieth (30th) day of the month, Borrower shall pay, on the thirtieth
     (30th) day of the month in which the Disbursement Date occurs, interest only, at the Interest Rate, from the Disbursement Date to the thirtieth
     (30th) day of the month in which the Disbursement Date occurs. Lender shall compute the amount of each payment and advise Borrower of such amount. The entire unpaid principal balance which was not payable earlier, whether due to regularly scheduled payments, acceleration or otherwise, together with any unpaid interest, fees, costs and charges shall be due and payable on the Maturity Date. After the maturity of all or any part of the Loan (by acceleration or otherwise), interest on the Loan or such part thereof shall be due and payable at the Default Rate on demand. Contemporaneously herewith, Lender will deliver to Borrower an amortization schedule.

------------------------------------------------------------------------------

PREPAYMENTS (SECTION 2.8):

     (a) Borrower may not prepay the Loan, in whole or in part, prior to the first regularly scheduled payment date occurring after the first anniversary of the Disbursement Date. Borrower shall have the right, upon not less than ten (10) days prior written notice to Lender, on any regularly scheduled payment date occurring after the first anniversary of the Disbursement Date, to prepay the outstanding principal balance of the Loan in whole, but not in part, provided that Borrower shall pay to Lender, together with the principal balance of the Loan, (i) all accrued and unpaid interest on the amount prepaid through the date of prepayment, (ii) all outstanding fees, charges and other amounts then due under the Loan Documents, and (iii) a prepayment fee (the "Prepayment Fee") in an amount equal to the product of (A) the outstanding principal balance of the Loan at the time of prepayment, times (B) the applicable percentage set forth opposite the year of the Term in which the prepayment is made, as set forth below:

                  Year of Term of Loan in
                  Which Prepayment is Made           Percentage

                             2                           2%
                             3                           1%

          Once given, the notice of prepayment shall be irrevocable. Any acceleration of the Loan as a consequence of the occurrence of an Event of Default shall be presumed to be a mechanism to avoid the requirements of this provision and shall be deemed a prepayment and subject to the appropriate prepayment premium set forth above, in addition to all damages and other amounts otherwise due under this Agreement and the other Loan Documents. If the Loan is accelerated prior to the date upon which prepayment is permitted to be made hereunder, the applicable percentage shall be 5%.

     (b) Provided no Default or Event of Default has occurred, and provided further that the Cash Collateral is equal to or greater than $300,000, Borrower shall have the right, exercisable one time on any regularly scheduled payment date occurring after Borrower has made twelve (12) consecutive monthly payments of principal and interest in accordance with this Agreement, to cause Lender to apply all of the Cash Collateral to prepay the outstanding Obligations, in whole or in part. In such event Borrower shall also pay Lender a prepayment fee in an amount equal to the product of (A) the amount of such prepayment, times (B) the applicable percentage set forth opposite the year of the Term in which the prepayment is made, as set forth below:

                  Year of Term of Loan in
                  Which Prepayment is Made           Percentage

                             2                           2%
                             3                           1%

          The remaining principal balance of the Loan, after giving effect to any such prepayment (the ARemaining Loan@) shall be repaid in consecutive monthly payments over the remaining Term of the Loan, each such payment to be in an amount which will fully amortize the Remaining Loan at the Interest Rate over the remaining Term. At such time, Lender will deliver to Borrower an amortization schedule for the Remaining Loan.

------------------------------------------------------------------------------

ADDITIONAL CONDITIONS (SECTION 4.11):

     The obligation of Lender to make the Loan hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions, in addition to the other conditions set forth in
     Article 4 above:

     (a) There shall have been no material adverse change in the business, operations or financial condition of Borrower or any Guarantor or in the Collateral since June 30, 1998.

------------------------------------------------------------------------------

ORGANIZATION AND QUALIFICATION (SECTION 5.1):

     Borrower:

          State of Organization, etc.: Nevada

          States of Qualification, etc.: None

     Guarantor:

          Vista Gold Holdings, Inc.:

               Place of Organization: Canada

               States of Qualification, etc.: None

------------------------------------------------------------------------------

NAMES (SECTION 6.12):         None.

NOTICES (SECTION 9.9.1)

     Address of Notices to Borrower:

               P.O.Box 3030
               Winnemucca, Nevada 89446

               With a copy to:

               370 Seventeenth Street #3000
               Denver, Colorado 80202
               Facsimile No. 303-629-2499
               Attention: Roger Smith

------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Schedule effective as of the day and year first above written.


                    HYCROFT RESOURCES & DEVELOPMENT, INC.

                    By:______________________________________________

                    Title:___________________________________________

                    Federal Tax Identification No. 88-0211989


                    FINOVA CAPITAL CORPORATION

                    By: _____________________________________________

                    Title:___________________________________________

                                    SCHEDULE A

                                    EQUIPMENT

                                   See Attached

                                    SCHEDULE A

                                                                                             % of Total FLV of
                                                                                                    the
                               Equipment                                           FLV           Equipment
                               ---------                                         -------     -----------------
1994 Hitachi 23 yard Hydraulic Excavator, Model EX3500-2, s/n 185-0229 w/
23.5 cu yd bucket                                                                722,500           24.569%
Cat 150 Ton Haul Truck, Model 785B, s/n 6HK00592                                 510,000           17.343%
Cat 150 Ton Haul Truck, Model 785B, s/n 6HK00419                                 446,250           15.175%
Cat 150 Ton Haul Truck, Model 785B, s/n 6HK00209                                 212,500            7.226%
Cat 150 Ton Haul Truck, Model 785B, s/n 6HK00189                                 212,500            7.226%
Cat Haul Truck, Model 777B, VIN 4YC00663 w/ Water Tank                           127,500            4.336%
1993 Cat Crawler Dozer, Model D1ON, s/n 2YD02489                                 170,000            5.781%
1993 Cat Wheel Type Loader, Model 834B, s/n 92Z00542                             127,500            4.336%
1987 Cat Crawler Dozer, Model D9L, s/n 14Y4001, 5929                              97,750            3.324%
1993 Cat Hydraulic Excavator, Model EL2400, s/n 9PK00901                          38,250            1.301%
1994 Driltech Crawler-mounted Blashthole Drill, Model C4OK4H, s/n 731903
RM # 13-351                                                                       59,500            2.023%
1990 Cat Motor Grader, Model 14G, s/n 96U07731                                    76,500            2.601%
Traylor 48" Gyratory Primary Crusher, Type "TC", s/n 83840, 1963, 500 hp
motor, lube system, fabricated steel dump hopper (150 ton batch capacity).
Conveyor. Control building with control room. 70' tall steel support
structure, man elevator, P&H 60 ton bridge crane. Spare parts                     50,000            1.700%
Symons 7' Standard Cone Secondary Crusher, 400 hp motor, lube system                  na            0.000%
Tertiary Crusher                                                                      na            0.000%

Hewlett Robbins 8' x 24' (Single or Double Deck) Vibratory Screen, with
supports, feed shoots and discharge shoots                                        30,000            1.020%
Cable-Slung Overhead Trough Belt Conveyor, 36" w x approx 8500' overall length; w/metal stand and posts; concrete base, composed of 2 sections; w/
transformers, switchgear,                                                         25,000            0.850%
Shiftable Conveyor System, approx 1/4 mile long; w/ rail-mtd, segmented
steel structure tripper car, stacker                                              25,000            0.850%
Elevating Conveyors                                                               10,000            0.340%